SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2009

Sanders Morris Harris Group Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (713) 993-4610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As reported in Item 8.01 of the Current Report on Form 8-K filed on November 9, 2009, Sanders Morris Harris Group Inc. (the “Company”) entered into an Agreement dated as of November 8, 2009 (the “Agreement”) with Fletcher International, Ltd. (“Fletcher”). Pursuant to the terms of the Agreement, the Company agrees to sell and Fletcher agrees to purchase 1,071,429 shares of shares (the “Shares”) of the Company’s common stock at a fixed price of $7.00 per share.  The gross proceeds from sale will be $7,500,000, before deducting fees and expenses.

In connection with the Agreement, the Company also agreed to issue to Fletcher warrants (the “Warrant”) to acquire additional shares of common stock in an aggregate value of up to $7,500,000. The Warrant has an exercise price per share of $5.75, subject to certain adjustments. Fletcher has the right to exercise the Warrant on a cashless, net settlement basis.

On December 9, 2009, the Company and Fletcher entered into an Amendment to Agreement pursuant to which the Company and Fletcher agreed to extend the closing date of the Agreement to no later than January 21, 2010, provided that all conditions to closing are satisfied on or before January 7, 2010.

The Company has notified Fletcher that, as of December 11, 2009, it has satisfied all conditions precedent to Fletcher’s obligations to purchase the Shares under the Agreement. Under the terms of the Agreement, Fletcher has ten business days to close the purchase of the Shares following delivery of such notice.

Item 8.01 Other Events

As reported in Item 8.01 of the Current Reports on Form 8-K filed on January 23, 2009, and November 9, 2009, the Company and its wholly-owned subsidiary SMH Capital Inc., a Texas corporation (“SMH Capital”), entered into an Amended and Restated Contribution Agreement with Pan Asia China Commerce Corp., a Delaware corporation (“PAC3”), Madison Williams Capital LLC, a New York limited liability company (“Madison Williams”), Madison Williams and Company, LLC, a New York limited liability company (“New BD”), and a wholly-owned subsidiary of Madison Williams, and Fletcher International, Ltd., pursuant to which SMH Capital agreed to contribute to New BD the assets, properties, working capital, and rights related and/or pertaining to its investment banking, institutional trading (including equity sales and fixed income sales), New York trading, and research businesses (excluding The Juda Group and the Concept Capital divisions) (the “Capital Markets Business”), including a specified amount of working capital (as adjusted for any profits or losses incurred in the Capital Markets Business between January 1, 2009, and the date of closing) less (i) the value of the accounts receivable contributed to Madison Williams, (ii) the value of the certain assets in SMH Capital’s Metairie, Louisiana office, (iii) the value of certain money security deposits and any advance payments, and (iv) the value of certain securities to be mutually agreed upon by the parties in exchange for a 33.33% Class A Membership Interest (an overall 17.5% Membership Interest) in Madison Williams, cash, and a note issued by Madison Williams to the Company.
.
The transaction was closed on December 9, 2009.

Item 9.01.   Financial Statements and Exhibits.

a.	Financial statements of business acquired

Not Applicable

b.	Pro forma financial information

Not Applicable

c.	Exhibits

4.2	First Amendment to Agreement dated as of December 9, 2009, between Sanders Morris Harris Group Inc. and Fletcher International, Ltd.

5.1	Opinion of John T. Unger, Senior Vice President and General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.

	By:	/s/ George L. Ball
George L. Ball,
Chief Executive Officer

Date: December 11, 2009